Exhibit 99.1

Total System Services, Inc.

One TSYS Way

P.O. Box 2567

Columbus, GA 31902-2567

+1.706.649.2307
+1.706.649.5740
www.tsys.com

For immediate release:

Contacts:

Cyle Mims TSYS Media Relations +1.706.644.3110 cylemims@tsys.com	Shawn Roberts TSYS Investor Relations +1.706.644.6081 shawnroberts@tsys.com	Krista Shepard NetSpend +1.512.531.8732 kshepard@netspend.com

TSYS to Acquire NetSpend

Acquisition Expands TSYS’ Role in High-Growth Area of Payments

Columbus, Ga., and Austin, Texas, Feb. 19, 2013 — TSYS® (NYSE: TSS), a leading global payment solutions provider, and NetSpend (NASDAQ: NTSP), a leading provider of general purpose reloadable (GPR) prepaid debit cards and related financial services to underbanked consumers in the United States, today announced that they have entered into a definitive agreement pursuant to which TSYS will acquire NetSpend in an all cash transaction valued at approximately $1.4 billion. Under terms of the agreement, NetSpend shareholders will receive $16.00 in cash for each share of NetSpend common stock. TSYS expects the transaction to be accretive to GAAP EPS for the first 12 month period following closing, excluding one-time acquisition related fees and expenses.

NetSpend’s extensive distribution network provides consumers the ability to purchase prepaid debit cards at more than 62,000 distributing merchant locations, such as retailers, check cashers, convenience stores, grocers, insurance providers, tax preparers and many others. It is also a leading provider of corporate payroll card solutions, and has a direct distribution channel to reach consumers through online, mobile and direct marketing sources. NetSpend currently serves more than 2.4 million accounts — 46 percent of which are direct deposit accounts — with more than 500 retail distributors and more than 130,000 reload locations.

“The NetSpend acquisition is truly a transformational event for TSYS and consumers alike. It enables us to meet our strategic goals of diversifying our business, being a more innovative payment solutions provider and expanding our role within an area of payments that is expected to grow at a 20% annual rate over the next four years. The acquisition also complements our already strong presence in the prepaid processing space,” said Philip W. Tomlinson, chairman of the board and chief executive officer, TSYS. “By acquiring NetSpend, we gain a leadership team with deep prepaid experience, a company with scalable technology and a differentiated product offering customized for the partners and channels they serve. NetSpend’s mission is to empower consumers with the convenience, security and freedom to be self-banked, and this promise aligns with TSYS’ people-centered payments approach that is expected to add significant capabilities in terms of future revenue growth for our companies.”

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2013

“With the strength and resources of TSYS, our opportunities are endless,” said Dan Henry, chief executive officer of NetSpend, who will join the TSYS executive team. “I can’t think of a better, more strongly positioned industry leader who can help us take NetSpend to the next level. We bring a meaningful, fast-growing business to TSYS, and we will be able to offer our unique products and services to the unbanked consumer faster than ever before. We have built such an amazing team here at NetSpend, and we are excited to be the newest addition to TSYS.”

The transaction is expected to close in mid-2013, subject to regulatory approvals, approval by NetSpend shareholders and customary closing conditions.

Financial and Legal Advisory

Houlihan Lokey is acting as exclusive financial advisor, and King & Spalding is acting as legal counsel, to TSYS in connection with the transaction. BofA Merrill Lynch is acting as exclusive financial advisor, and Fried Frank is acting as legal counsel, to NetSpend.

Conference Call Details

TSYS and NetSpend management will discuss the acquisition in a conference call on February 19, 2013, at 6 p.m. eastern. TSYS has posted a slide presentation relating to this transaction in the Investor Relations section of its Website at www.tsys.com, under “Investor Relations” then “Webcasts and Presentations.”

About NetSpend

NetSpend is a leading provider of general-purpose reloadable prepaid debit cards and related financial services to the estimated 68 million underbanked consumers in the United States who do not have a traditional bank account or who rely on alternative financial services. The Company’s mission is to develop products and services that empower underbanked consumers with the convenience, security and freedom to be self-banked. Headquartered in Austin, TX, NetSpend is traded on the NASDAQ stock exchange under the symbol NTSP. Please visit http://www.netspend.com for more information.

About TSYS

At TSYS, (NYSE: TSS), we believe payments should revolve around people — not the other way around. We call this belief “People-Centered PaymentsSM.” By putting people at the center of every decision we make, with unmatched customer service and industry insight, TSYS is able to support financial institutions, businesses and governments in more than 80 countries. Offering merchant payment-acceptance solutions as well as services in credit, debit, prepaid, mobile, chip, healthcare and more, we make it possible for those in the global marketplace to conduct safe and secure electronic transactions with trust and convenience.

TSYS’ headquarters are located in Columbus, Georgia, with local offices spread across the Americas, EMEA and Asia-Pacific. TSYS provides services to more than half of the top 20 international banks, is a Fortune 1000 company and was named one of the 2012 World’s Most Ethical Companies by Ethisphere magazine. For more information, please visit us at www.tsys.com.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements about the expected benefits of a potential combination of TSYS and NetSpend, including the expected accretive impact on TSYS’ earnings, the expected growth rate of the GPR industry, the expected positive impact on future revenue growth and the expected timing for closing the acquisition. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words intended to identify information that is not historical in nature. These statements are based on the current beliefs and expectations of TSYS’ and NetSpend’s management, as applicable, and are subject to known and unknown risks and uncertainties. There is no assurance that the potential transaction will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements, including, but not limited to the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all and to successfully integrate NetSpend’s operations into those of TSYS; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at NetSpend; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; shareholder approval or other conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; failure to complete the contemplated financing transactions to fund the purchase price or the other costs and expenses of the merger; the amount of the costs, fees, expenses and charges related to the merger and the financing transactions necessary to complete the merger; and the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger. For further information regarding the risks associated with TSYS’ and NetSpend’s businesses, please refer to the respective filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K for the most recently ended year, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  The parties believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.  Neither TSYS nor NetSpend assumes any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of NetSpend by TSYS. In connection with the proposed acquisition, TSYS and NetSpend intend to file relevant materials with the SEC, including NetSpend’s proxy statement on Schedule 14A. STOCKHOLDERS OF NETSPEND ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING NETSPEND’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov, and NetSpend stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from NetSpend. Such documents are not currently available.

Participants in Solicitation

TSYS and its directors and executive officers, and NetSpend and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of NetSpend common stock in respect of the proposed transaction. Information about the directors and executive officers of TSYS is set forth in its proxy statement for its 2012 Annual Meeting of Shareholders, which was filed with the SEC on March 15, 2012. Information about the directors and executive officers of NetSpend is set forth in its proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on March 30, 2012. Investors may obtain additional information regarding the interest of such persons by reading the proxy statement regarding the acquisition when it becomes available.

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